SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NUMBER ONE

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Solar Energy Limited
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0418364 (IRS Employer Identification Number)

145-925 West Georgia Street, Vancouver British Columbia, Canada V6E 3L2
(Address of principal executive offices)

The 2004 Benefit Plan of Solar Energy Limited
(Full Title of the plan)

The Company Corporation

2711 Centerville Road, Suite 400, Wilmington, Delaware 19800
(Name, address, including zip code, of agent for service)

Telephone number, including area code, of agent for service: (800) 818-0204

Item 9. Undertakings.

Pursuant to the undertakings set forth in paragraph (a) (3) of Item 9 of the Registration Statement on Form S-8, file number 333-121177 (the “Form S-8”), filed December 13, 2004, Solar Energy Limited (the “Company”) hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under The 2004 Benefit Plan of Solar Energy Limited as of the date specified herein below.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the S-8 Registration Statement File Number 333-121177, filed December 13, 2004 to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, British Columbia, Canada on October 13, 2006.

Solar Energy Limited

By: /s/ Andrew Wallace

Andrew Wallace, as Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                              Title                               Date

/s/ Nora Coccaro

Nora Coccaro                                      Director                         October 13, 2006

/s/ Andrew Wallace

Andrew Wallace                                   Director                        October 13, 2006

/s/ William Sherban

William Sherban                                    Director                       October 13, 2006